                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                   Subsidiaries of Dayton Superior Corporation


                                     Jurisdiction of Incorporation
             Name                          or Organization
--------------------------------     -----------------------------
Aztec Concrete Accessories, Inc.               California
Dayton Superior Canada Ltd.                    Ontario
Dayton Superior Specialty
   Chemical Corp.                              Kansas
Dur-O-Wal, Inc.                                Delaware
Symons Corporation                             Delaware
Trevecca Holdings, Inc.                        Delaware

                                       84